EXHIBIT 1.1 - Form of Subscription Agreement

EXHIBIT 1.1

SUBSCRIPTION AGREEMENT

INVESTOR SUBSCRIPTION AGREEMENT FOR KLRE HOLDINGS, INC.

Persons interested in purchasing units of KLRE Holdings, Inc. must return this completed subscription agreement along with a wire transfer, check or money order for their total payment, payable only to:

KLRE Holdings, Inc.
attn: Mr. Tay Chong Weng, Pres.
M-3-19 Plaza Damas, Sri Hartamas
50480, Kuala Lumpur, Malaysia

If and when accepted by us, this subscription agreement shall constitute a subscription for shares of our common stock.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your shares will be issued to you shortly thereafter.

Method of payment:
☐ Check, ☐ Money Order,☐ Wire
(e-mail for instructions: tcwkl@hotmail.com) payable only to: KLRE Holdings, Inc.

I hereby irrevocably tender this subscription agreement for the purchase of ___________ shares of common stock at US$0.01 per share. With this subscription agreement, I tender payment in the amount of US$__________ for the shares subscribed.

In connection with this investment, I represent and warrant as follows:

(a) Prior to tendering payment for the shares, I received your final prospectus dated _____________, 2008.

(b) I am a bona fide resident of the state of ________________________.

Please issue the securities, which I am purchasing as follows:

Individual(s)—if more than one owner, please issue as follows:

☐	Tenants-in-Common (all parties must sign--each investor has an undivided interest)

☐	Joint Tenants with Right of Survivorship (all parties must sign--joint ownership)

☐	Minor with adult custodian under the Uniform Gift to Minors Act in your state (the minor will have sole beneficial ownership) __________________________ (minor’s name)

Investor No. 1			Investor No. 2

Street (residence address)			Street (residence address)

City	State	Zip	City	State	Zip

Home Phone	Business Phone		Home Phone	Business Phone

Fax	E-mail		Fax	E-mail

Social Security Number (if applicable)			Social Security Number (if applicable)

Signature		Date	Signature		Date

ACCEPTED BY: KLRE HOLDINGS, INC.

Name, Title			Date

SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of units of KLRE Holdings, Inc., other than individuals, must complete this form for the proper entity that will hold title to the units. Send this completed subscription agreement along with a wire transfer, check or money order for the total payment, payable only to:

KLRE Holdings, Inc.
attn: Mr. Tay Chong Weng, Pres.
M-3-19 Plaza Damas, Sri Hartamas
50480, Kuala Lumpur, Malaysia

If and when accepted by us, this subscription agreement shall constitute a subscription for shares of our common stock.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your shares will be issued to you shortly thereafter.

Method of payment:
☐	Check,	☐	Money Order,	☐	Wire
(email for instructions: tcwkl@hotmail.com) payable only to: KLRE Holdings, Inc.

We hereby irrevocably tender this subscription agreement for the purchase of _________ shares at US$0.01 per share. With this subscription agreement, we tender payment in the amount of US$__________ for the shares subscribed.

In connection with this investment, we represent and warrant as follows:

(a) Prior to tendering payment for the shares, we have received your final prospectus dated _________, 2008.

(b) Our entity is domiciled in the state of ________________________.

ENTITY:

☐	CORPORATION (authorized agent of corporation must sign)

☐	EXISTING PARTNERSHIP (at least one partner must sign)

☐	TRUST (all trustees must sign)

Name of Entity

Authorized Agent (print name above)

Title of Authorized Agent

Social Security or Federal Identification Number of Entity (if applicable)

Street (business address) or address of Registered Agent

City		State	Zip

Business Telephone or Home Telephone of Registered Agent

Fax	E-mail

The undersigned acknowledges that the foregoing information is true, accurate, and complete.

Name	Date

For a Trust, all Trustees must sign. Add a line for each.

ACCEPTED BY: KLRE HOLDINGS, INC.

Name, Title	Date